EXHIBIT 24

                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Patriot Bank Corp. (the "Corporation"), does hereby appoint Gary N. Gieringer, Joseph W. Major, and Richard A. Elko, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

Signature                   Title                  Date

/s/ John H. Diehl           Director           September 25, 1997
John H. Diehl

/s/ James B. Elliott        Director           September 25, 1997
James B. Elliott

/s/ Gary N. Gieringer       Chairman of Board, September 25, 1997
Gary N. Gieringer           Chief Executive
                            Officer and
                            Director

/s/ Leonard A. Huff         Director           September 25, 1997
Leonard A. Huff

/s/ Samuel N. Landis        Director           September 25, 1997
Samuel N. Landis

/s/ Joseph W. Major         Director,          September 25, 1997
Joseph W. Major             President and
                            Chief Operating
                            Officer (Principal
                            Executive Officer)

/s/ Larry V. Thren          Director           September 25, 1997
Larry V. Thren

/s/ Richard A. Elko         Chief Financial    September 25, 1997
Richard A. Elko             Officer